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EXHIBIT 99.1



                       PREFERRED STOCK ISSUANCE AGREEMENT

                             DATED January 11, 2005

                                     Between

                       COMPUTERIZED THERMAL IMAGING, INC.

                                       And

                           STRATEGICA MANAGEMENT, LLC


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                       PREFERRED STOCK ISSUANCE AGREEMENT
                       ----------------------------------


         THIS PREFERRED STOCK ISSUANCE AGREEMENT is entered into on January 11, 2005 (the "Execution Date") between COMPUTERIZED THERMAL IMAGING, INC., a Nevada corporation (the "Company"), and STRATEGICA MANAGEMENT, LLC, a Florida limited liability company ("Strategica;" the Company and Strategica each, a "Party" and collectively, the "Parties").

                                R E C I T A L S:
                                ----------------

         A. The Company and Strategica have entered into a Financial Advisory Agreement of even date herewith (the "Financial Advisory Agreement"), pursuant to which Strategica will use its reasonable efforts to provide financial and operational support of the Company's continuing operations and to promote the development of the Company's existing and proposed products. Strategica will also use its good faith reasonable efforts to introduce the Company to potential equity or debt investors and/or potential candidates for a stock acquisition, asset acquisition, merger or other business combination (a "Business Combination").

         B. The Company and Strategica have agreed that if, on or before July 11, 2005 (six months from the Execution Date), the Company (i) raises at least $500,000 in equity or debt from an investor or investors introduced to the Company by Strategica and/or directly from Strategica and/or its affiliates and/or (ii) consummates a Business Combination with a party introduced to the Company by Strategica, which Business Combination results in an increase of at least $500,000 in the Company's stockholders' equity (the "Performance Condition"), the Company will issue to Strategica three million (3,000,000) shares of Series A Preferred Stock (the "Series A Preferred Stock"), the terms of which are set forth on the Certificate of Designation in the form of Exhibit "A" attached hereto.


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                                   SECTION 1.
                         DEFINITIONS AND INTERPRETATIONS
                         -------------------------------

         1.1. DEFINED TERMS. In this Agreement, the following words and expressions shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

         "Agreement" has the meaning provided in the introductory paragraph.

         "Balance Sheet Date" means September 30, 2004.

         "Business Combination" has the meaning provided in Recital A.

         "Certificate of Designation" has the meaning provided in Recital B.

         "Closing" has the meaning provided in Section 4.3.

         "Closing Date" has the meaning provided in Section 4.3.

         "Code" means the Internal Revenue Code of 1986, as amended, from time to time, and the regulations promulgated and the rulings issued thereunder.

         "Common Stock" has the meaning provided in Section 2.3(a).

         "Company" has the meaning provided in the introductory paragraph.

         "Company Balance Sheet" means the unaudited balance sheet of the Company as of the Balance Sheet Date.


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         "Company Intellectual Property" shall mean all Intellectual Property owned by the Company or used in connection with the business of the Company.

         "Encumbrances" means all liens, security interests, options, rights of first refusal, claims, easements, mortgages, charges, indentures, deeds of trust, rights of way, restrictions on the use of real property, encroachments, licenses to third parties, leases to third parties, security agreements and any other encumbrances and other restrictions or limitations on use of real or personal property or irregularities in title thereto.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Execution Date" has the meaning provided in the introductory paragraph.

         "Financial Advisory Agreement" has the meaning provided in Recital A.

         "Financial Statements" has the meaning provided in Section 2.6(a).

         "GAAP" means United States generally accepted accounting principles applied on a consistent basis.

         "Governmental Entity" means any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

         "Indemnification Claim" has the meaning provided in Section 8.3(a).

         "Intellectual Property" shall mean all: (a) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations; (b) trademarks, service marks, trade dress, Internet domain names, logos, trade names and corporate names and registrations


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and applications for registration thereof; (c) copyrights and registrations and applications for registration thereof; (d) mask works and registrations and applications for registration thereof; (e) computer software, data and documentation; (f) inventions, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; (g) other proprietary rights relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions); and (h) copies and tangible embodiments thereof.

         "Known to Strategica" or "to Strategica's Knowledge" means, with respect to a specific matter, any information known, after reasonable inquiry, by any of the officers or directors of Strategica.

         "Known to the Company" or "to the Company's Knowledge" means, with respect to a specific matter, any information known, after reasonable inquiry, by any of the officers or directors of the Company.

         "Losses" has the meaning provided in Section 8.2.

         "Material Adverse Effect" means, with respect to any Person, a material adverse effect on (a) the validity or enforceability of this Agreement, (b) the ability of such Person to perform his or its obligations under this Agreement or any Related Document to which such Person is a party or (c) the business, assets, conditions (financial or otherwise), results of operations or prospects of such Person.

         "Notice Date" has the meaning provided in Section 8.3(b).


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         "Notice of Claim" has the meaning provided in Section 8.3(a).

         "Ordinary Course" means, with respect to any Person, the ordinary course of commercial operations customarily engaged in by such Person, consistent with past practices (including with respect to quantity and frequency).

         "Party" or "Parties" has the meaning provided in the introductory paragraph.

         "Performance Condition" has the meaning provided in Recital B.

         "Person" means and includes any individual, partnership, joint venture, association, joint stock company, corporation, trust, limited liability company, unincorporated organization, a group and a government or other department, agency or political subdivision thereof.

         "Related Documents" shall mean those other agreements, documents and instruments contemplated hereby.

         "SEC" means the U.S. Securities and Exchange Commission.

         "SEC Reports" has the meaning provided in Section 2.5.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series A Preferred Stock" has the meaning provided in Recital B.

         "Strategica" has the meaning provided in the introductory paragraph.

         "Third Party Claim" has the meaning provided in Section 8.3(b).

         1.2. PRINCIPLES OF CONSTRUCTION

                  (a) All references to Sections, subsections, Schedules and Exhibits are to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" is not limiting and means "including without limitation."


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                  (b) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                  (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

                  (d) The Section headings herein are for convenience only and shall not affect the construction hereof.

                  (e) In the event that the final day of any time period provided herein does not fall on a business day, such time period shall be extended such that the final day of such period shall fall on the next business day thereafter.

                  (f) This Agreement is the result of negotiations among and has been reviewed by each Party's counsel. Accordingly, this Agreement shall not be construed against any Party merely because of such Party's involvement in its preparation.

                  (g) It is understood and agreed that neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits hereto is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules or Exhibits hereto in any dispute or controversy between the Parties as to whether any obligation, item or matter is or is not material for purposes of this Agreement.


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                                   SECTION 2.
                         REPRESENTATIONS OF THE COMPANY
                         ------------------------------

         The Company represents, warrants and agrees in favor of Strategica, as of the Execution Date (unless a representation speaks as of a specific date, in which case, as of such date), as follows:

         2.1. EXISTENCE AND GOOD STANDING; POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified and/or licensed to conduct its business, and is in good standing, in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except (a) where the failure to be so licensed or qualified will not have a Material Adverse Effect on the Company and
(b) that the Company is not qualified or licensed to conduct its business in the State of Florida. The Company is not in violation of any of the provisions of its Articles of Incorporation or bylaws (or equivalent organizational documents).

         2.2. CAPACITY; BINDING EFFECT. The Company has the legal capacity and full right and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Company, and constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and equitable principles relating to or affecting the rights of creditors generally from time to time in effect.

         2.3. CAPITALIZATION; POWER.

                  (a) The authorized capital stock of the Company consists of
(i) 200,000,000 shares of common stock, $0.001 par value (the "Common Stock"), of which 114,561,698 shares are issued and outstanding, and (ii) 3,000,000


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shares of preferred stock, no par value, all of which are proposed to be designated as Series A Preferred Stock pursuant to the provisions of the Certificate of Designation. All issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable. The outstanding shares of Common Stock and all securities exercisable or convertible into, or exchangeable for Common Stock are summarized on Schedule
2.3 attached hereto. To the Company's Knowledge, all outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws.

         2.4. Subsidiaries and Investments. The Company has no subsidiaries. The Company does not own, directly or indirectly, any capital stock of, or other equity, ownership, proprietary or voting interest in, any Person.

         2.5. SEC REPORTS. Since January 1, 2000, the Company has made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (collectively, the "SEC Reports").


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         2.6. FINANCIAL STATEMENTS.

                  (a) The financial statements included in the SEC Reports (the "Financial Statements") were audited or reviewed by certified public accountants, were complete and correct in all material respects as of the respective dates and were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto, or, in the case of unaudited financial statements, as may be permitted by the SEC).

                  (b) Since the Balance Sheet Date, there has been no change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations, of the Company, which, singularly or in the aggregate has had or are likely to result in a Material Adverse Effect.

         2.7. TITLE TO PROPERTIES; ENCUMBRANCES. Except for properties and assets sold or otherwise disposed of in the Ordinary Course, and except as set forth on Schedule 2.7, the Company has good, valid and marketable title to or, in the case of leased assets, a valid leasehold interest in, (a) all of the properties and assets (real and personal, tangible and intangible) reflected in the Company Balance Sheet and (b) all of the properties and assets purchased by it since the Balance Sheet Date

         2.8. REAL PROPERTY. The Company does not own, directly or indirectly, in whole or in part, any interest in any real property.

         2.9. LEASES. The Company is not party to any long-term lease obligations. Current lease agreements consist of month-to-month agreements which can be terminated with 30 days' notice.


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         2.10. MATERIAL CONTRACTS.

                  (a) Except for the accrued vacation of one former and five current employees, as of the date hereof, the Company is not bound by any oral or written (i) Contract relating to the employment of any Person or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan (including any Contract under which the Company is obligated to make any payment to any Person as a result of a change in control of the Company or under which any Person may require the Company to make a payment to any Person as a result of a change in control of the Company

                  (b) Except for the NanDa Thermal Technologies, Inc. Manufacturing License Agreement (identified in the Company's Current Report on Form 8-K filed on June 24, 2003) and deferred payment arrangements between the Company and the following vendors (Linconlaser, Schwabe Williamson & Wyatt, Kunzler& Associates, CI Systems), the Company has no significant contractual agreements with its customers or suppliers.

         2.11. LITIGATION. Except as set forth in under the heading "Legal Proceedings" in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2004 or in the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004, there is no significant action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the Company's Knowledge any investigation by) any Governmental Entity or other instrumentality, agency or Person, pending, or to the Company's Knowledge, threatened, against or affecting the Company or its properties or rights or the Series A Preferred Stock, and to the Company's Knowledge, no fact or circumstance exists that could form the basis therefor. Except as disclosed in the SEC Reports, the Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a Material Adverse Effect on the Company.


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         2.12. TAXES. The Company is current on all sales and use tax filings.
Taxes were last filed 6/30/03 and The Company has filed extensions for the filing of 6/30/04 Federal, State and local income taxes. The Company engages a firm of certified public accountants for the filing of all income taxes.

         2.13. INSURANCE. The Company does not currently maintain any insurance coverage of any nature.

         2.14. INTELLECTUAL PROPERTY. All current and pending patents filed by the Company and all other Company Intellectual Property are described in the SEC Reports.

         2.15. COMPLIANCE WITH LAWS. The Company is and has been in full compliance with all applicable laws, regulations, orders, judgments and decrees, except for such failure to comply which does not have a Material Adverse Effect on the Company. The Company has not received any notice or information that any violation of the foregoing is being or may be alleged.

         2.16. GOVERNMENTAL LICENSES. The Company has obtained approval under
Section 510(k) of the Food, Drug and Cosmetic Act for the marketing of its Thermal Imaging Process System (TIP) and Photonic Stimulator. In addition, the Company holds "CE" marks for the two aforementioned devices as well as its BSC 2100, breast cancer detection device. The Company is in the process of correcting manufacturing deficiencies in an effort to retain its "CE" mark. The Company's Florida license has expired.

         2.17. LABOR MATTERS. To the Company's Knowledge, there are no labor disputes or questionable employee practices involving the Company during the two-year preceding the date of this Agreement. The Company's employees do not belong to a union.


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         2.18. EMPLOYEE BENEFIT PLANS. Employee benefits currently offered by the Company to its full-time employees consist of vacation and sick pay and a health insurance plan.

         2.19. INTERESTS IN CLIENTS, SUPPLIERS, ETC.; AFFILIATE TRANSACTIONS. The Company holds two short-term notes payable to holders of the Common Stock and a director of the Company, as explained in Item 12 "Certain Relationships and Related Transactions" in the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004, filed with the SEC on October 13, 2004. Except for the foregoing, the Company has no transactions with affiliates.

         2.20. BROKER'S OR FINDER'S FEES. To the Company's Knowledge, neither the Company nor any of its officers, directors or agents has incurred any obligation, liability or commission to any agent, broker, person, or firm acting on behalf of the Company in connection with any of the transactions contemplated by this Agreement.

                                   SECTION 3.
                          REPRESENTATIONS OF STRATEGICA
                          -----------------------------

         Strategica represents, warrants and agrees in favor of the Company, as of the date of this Agreement (unless a representation or warranty speak as of a specific date, in which case, as of such date), as follows:

         3.1. EXISTENCE AND GOOD STANDING; BINDING EFFECT; POWER. Strategica is a Florida limited liability company, validly existing and in good standing under the laws of the State of Florida. This Agreement has been duly executed and delivered by Strategica and constitutes the valid and binding agreement of Strategica, enforceable against Strategica in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and equitable principles relating to or affecting the rights of creditors generally from time to time in effect. Strategica has the power and authority to enter into this Agreement.


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         3.2. BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of Strategica is, or will be, entitled to any commission or broker's or finder's fees from any of the Parties or from any of their Affiliates, in connection with any of the transactions contemplated by this Agreement.

         3.3. PURCHASE ENTIRELY FOR OWN ACCOUNT. The Series A Preferred Stock proposed to be acquired by Strategica hereunder will be acquired for investment for its account, and not with a view to the resale or distribution of any part thereof, and that Strategica has no present intention of selling or otherwise distributing the Series A Preferred Stock.

         3.4. AVAILABLE INFORMATION. Strategica has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of investment in the Company, including the SEC Reports.

         3.5. NON-REGISTRATION. Strategica understands that the Series A Preferred Stock has not been registered under the Securities Act, and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Strategica's representations as expressed herein.

         3.6. RESTRICTED SECURITIES. Strategica understands that the Series A Preferred Stock is characterized as "restricted securities" under the Securities Act inasmuch as this Agreement contemplates that, if acquired by Strategica pursuant hereto, the Series A Preferred Stock would be acquired in a transaction not involving a public offering. Strategica further acknowledges that if the Series A Preferred Stock is issued to Strategica in accordance with the provisions of this Agreement, such Series A Preferred Stock may not be resold without registration under the Securities Act or the existence of a legitimate exemption therefrom. In this connection, Strategica represents that it is


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familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         3.7. LEGENDS. It is understood that the Series A Preferred Stock may bear one or all of the following legends:

                  (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

                  (b) Any legend required by the "blue sky" laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

         3.8. ACCREDITED INVESTOR. Strategica represents that it is an accredited investor as defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act.

                                   SECTION 4.
                                 THE TRANSACTION
                                 ---------------

         4.1. ISSUANCE OF SERIES A PREFERRED STOCK. Upon the terms and subject to the conditions set forth in this Agreement, including, without limitation, the provisions of Section 4.4 below, at the Closing, the Company will issue the Series A Preferred Stock to Strategica or its designees.

         4.2. PURCHASE PRICE. The consideration for the issuance of the Series A Preferred Stock, if issued, shall be Strategica's performance of services under the Financial Advisory Agreement described in Recital A above.


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         4.3. THE CLOSING. The Closing of the transactions contemplated by this
Agreement (the "Closing") shall take place at the offices of Kluger, Peretz, Kaplan & Berlin, P.L., 201 South Biscayne Boulevard, 17th Floor, Miami, Florida 33131, at 10:00 a.m., on a date which is no later than seven (7) business days after the last to be fulfilled or waived or the conditions set forth in Section 6 shall be waived or fulfilled. The date on which the Closing occurs is referred to as the "Closing Date." At the Closing, the Company will deliver certificates evidencing the Preferred Stock to Strategica and the parties will make such other delivery to each other as requested in Section 8.

         4.4. SHAREHOLDER APPROVAL. The Company shall seek shareholder approval for additional authorized Common Stock in the event that it requires Common Stock in excess of the 200 million shares currently authorized.

                                   SECTION 5.
                                    COVENANTS
                                    ---------

         The Parties agree as follows with respect to the period from and after the execution of this Agreement through the earlier of Closing or termination of this Agreement:

         5.1. OPERATION OF BUSINESS. The Company will not engage in any practice, take any action, or enter into any transaction, in each case, outside the Ordinary Course, without the prior written consent of Strategica. Without limiting the generality of the foregoing:

                  (a) The Company will not authorize or effect any change in its articles of incorporation or bylaws;

                  (b) The Company will not grant any options, warrants, or other rights to purchase or obtain any of its Common Stock or Series A Preferred Stock, or issue, sell, or otherwise dispose of any of its Common Stock or Series A Preferred Stock.


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                  (c) The Company will not declare, set aside, or pay any
dividend or distribution with respect to its Common Stock (whether in cash or in kind), or split, combine, reclassify, redeem, repurchase, or otherwise acquire, directly or indirectly, its Common Stock;

                  (d) The Company will not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation except in the Ordinary Course;

                  (e) The Company will not impose any Encumbrance upon any of its assets outside the Ordinary Course;

                  (f) The Company will not make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course;

                  (g) The Company will use its reasonable best efforts to keep available the services of its current officers, employees and agent will not make any change in employment terms for any of its executive officers, or enter into any other arrangement or agreement with executive officers and the Company will not make any change in employment terms for any of its employees outside the Ordinary Course.

                  (h) The Company will not sell or transfer to any Person any material rights to the Company Intellectual Property, purchase any material right to Company Intellectual Property or enter into any material license agreement with any Person with respect to the Company Intellectual Property outside the Ordinary Course; and

                  (i) The Company will not commit to any of the foregoing.

         5.2. FULL ACCESS. Subject to the execution of non-disclosure and non-use agreements satisfactory to the Company, the Company will permit representatives of Strategica to have access, during normal business hours and with reasonable prior notice, to all premises, properties, personnel, books,


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records (including tax records), contracts, data and documents of or pertaining to the Company and furnish Strategica with such additional financial, operating and other data and information as Strategica may reasonably request.

                                   SECTION 6.
                        CONDITIONS TO OBLIGATION TO CLOSE
                        ---------------------------------

         6.1. CONDITIONS TO OBLIGATION OF STRATEGICA. The obligation of Strategica to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) There shall not have been a breach of a representation and warranty set forth in Section 2, in any respect at and as of the Closing Date which has not been waived by Strategica;

                  (b) The Company shall have performed and complied with all of its covenants hereunder through the Closing;

                  (c) No action, suit, or proceeding shall be pending or threatened before any Governmental Entity which would (i) prevent consummation of any of the transactions contemplated by this Agreement; (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; or (iii) affect adversely the right of Strategica to exercise its rights with respect to the Series A Preferred Stock (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (d) All actions to be taken by the Company in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Strategica; and


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                  (e) The Company shall have delivered to Strategica a
certificate signed by its Chief Executive Officer to the effect that each of the conditions specified in subsections (a) and (b) of the Section 6.1 is satisfied in all respects.

         Strategica may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing.

         6.2. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) There shall not have been a breach of a representation and warranty set forth in Section 3 in any respect at and as of the Closing Date, which has not been waived by the Company;

                  (b) Strategica shall have performed and compiled with all of its covenants hereunder in all material respects through the Closing;

                  (c) The Performance Condition shall have been satisfied;

                  (d) No action, suit, or proceeding shall be pending or threatened before any Governmental Entity which would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of Strategica to exercise its rights with respect to the Preferred Stock (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (e) All actions to be taken by Strategica in connection with consummation of the transactions contemplated hereby and all certifies, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Company;


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                                      -18-

                  (f) Strategica shall have delivered to the Company a certificate signed by its Chief Executive Officer to the effect that each of the conditions specified above in (a) and (b) of this Section 6.2 is satisfied in all respects;

         The Company may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing.

                                   SECTION 7.
                                   TERMINATION
                                   -----------

         7.1. TERMINATION OF AGREEMENT. The Parties may terminate this Agreement with the prior authorization of its Board of Directors as provided below:

                  (a) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing Date;

                  (b) Strategica may terminate this Agreement (i) in the event the Company has breached any representation, warranty, or covenant contained in this Agreement, Strategica has notified the Company of the breach, the breach has continued without cure for a period of fifteen (15) days after the notice of breach, and Strategica has given written notice to the Company of its intent to terminate this Agreement within ten (10) days of the expiration of the fifteen
(15) day cure period, or (ii) by giving written notice to the Company if the Closing shall not have occurred on or before July 11, 2005 (six months from the Execution Date), by reason of the failure of any condition precedent under
Section 6.1 hereof;

                  (c) The Company may terminate this Agreement (i) in the event Strategica has breached any representation, warranty, or covenant contained in this Agreement, the Company has notified Strategica of the breach, the breach has continued without cure for a period of fifteen (15) days after the notice of breach, and the Company has given Strategica written notice of its intent to


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                                      -19-
terminate within ten (10) days of the expiration of the fifteen (15) day cure period, or (ii) by giving written notice to Strategica if the Closing shall not have occurred on or before July 11, 2005 (six months from the Execution Date), by reason of the failure of any condition precedent under Section 6.2 hereof; or

                  (d) By either Party, if (i) there shall be a final nonappealable order of a federal or state court restraining or prohibiting the consummation of the transactions contemplated hereby, or (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions by any Governmental Entity, that would make the consummation of the transactions contemplated hereby illegal.

         7.2. EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 7.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach and as set forth herein).

                                   SECTION 8.
                                 INDEMNIFICATION
                                 ---------------

         8.1. SURVIVAL OF REPRESENTATIONS AND LIABILITY LIMITATIONS.

                  (a) The representations and warranties of the Parties contained in Sections 2 and 3 (and in any Schedule or Exhibit attached hereto or certificate delivered in connection with this Agreement) shall survive until twelve (12) months after the date of this Agreement.

         8.2. INDEMNIFICATION. The Company agrees to indemnify and hold harmless Strategica and any of its directors, officers, shareholders, employees and agents, successors and assigns (each, a "Strategica Indemnified Party") from and against any and all losses, obligations, liabilities, damages, claims, deficiencies, costs and expenses (including, but not limited to, the amount of


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                                      -20-
any settlement entered into pursuant hereto and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of the matter) (collectively, "Losses"), which may be sustained or incurred by Strategica Indemnified Party in connection with, arising out of, or relating to
(i) any breach of a representation or warranty that is made by Company herein or in any Schedule, Exhibit, certificate or other document delivered to Strategica Indemnified Party by or on behalf of the Company pursuant to this Agreement; and is qualified as to materiality; (ii) any material breach of any agreements and covenants made by the Company herein or in any Schedule, Exhibit, certificate or other document delivered to Strategica Indemnified Party by or on behalf of the Company in connection with this Agreement, and (iii) any reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by Strategica Indemnified Party in connection with the enforcement of its rights under this Agreement.

                  (a) If either Party or any of its successors or assigns (i) consolidates with or merges into any other Person and will not be the continuing or surviving Person of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then in each such case, proper provisions will be made so that the successors and assigns of such Party assume the obligations set forth in this Section 8.

         8.3. INDEMNIFICATION PROCEDURE.

                  (a) NOTICE OF CLAIM. Promptly, but in any event within thirty
(30) days after Strategica obtaining knowledge of any claim or demand which may give rise to, or could reasonably give rise to, a claim for indemnification hereunder (any such claim an "Indemnification Claim"), Strategica shall give written notice to the Company of such Indemnification Claim (a "Notice of Claim"). A Notice of Claim shall be given with respect to all Indemnification Claims then known; provided, however, that the failure to timely give a Notice of Claim to the Company shall not relieve the Company from any liability that it


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                                      -21-
may have to the Company hereunder to the extent that the Company is not prejudiced by such failure. The Notice of Claim shall set forth the amount (or a reasonable estimate) of the loss, damage or expense suffered, or which may be suffered, by the Indemnified Party as a result of such Indemnification Claim and a brief description of facts giving rise to such Indemnification Claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same).

                  (b) THIRD PARTY CLAIMS.

                           (i) If the claim or demand set forth in the Notice of
Claim is a claim or demand asserted by a third party (a "Third Party Claim"), the Company shall have fifteen (15) days (or such shorter period if an answer or other response or filing with respect to the pleading served by the third party is required prior to the 15th day) after the date of receipt by the Company of the Notice of Claim (the "Notice Date") to notify Strategica in writing of the election by the Company to defend the Third Party Claim on behalf of Strategica.

                           (ii) If the Company elects to defend a Third Party
Claim on behalf of Strategica, Strategica shall make available to the Company and its agents and representatives all records and other materials in its possession which are reasonably required in the defense of the Third Party Claim and subject to the limitations set forth in this Section 6, the Company shall pay any expenses payable in connection with the defense of the Third Party Claim as they are incurred (whether incurred by Strategica or the Company).

                           (iii) In no event may the Company settle or comprise
any Third Party Claim without Strategica's consent, which shall not be unreasonably withheld.


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                                      -22-

                           (iv) If the Company elects to defend a Third Party
Claim, Strategica shall have the right to participate in the defense of the Third Party Claim, at Strategica's expense (and without the right to indemnification for such expense under this Agreement); provided, however, that subject to the limitations sets forth in this Section 5, the reasonable fees and expenses of counsel retained by Strategica shall be at the expense of the Company if (A) the use of the counsel chosen by the Company to represent Strategica would present such counsel with a conflict of interest; (B) the parties to such proceeding include both Strategica and the Company and there may be legal defenses available to Strategica; (C) within ten (10) days after being advised by the Company of the identity of counsel to be retained to represent Strategica, Strategica shall have objected to the retention of such counsel for valid reasons (which shall be stated in a written notice to the Company), and the Company shall not have retained different counsel reasonably satisfactory to the Company; or (D) the Company shall authorize Strategica to retain separate counsel at the expense of the Company.

                           (v) Subject to the limitations set forth in this
Section 5, if the Company does elect to defend a Third Party Claim, or does not defend a Third Party Claim in good faith, Strategica shall have the right, in addition to any other right or remedy it may have hereunder, at the sole and exclusive expense of the Company, to defend such Third Party Claim; provided, however, that such expenses shall be payable by the Company only if and when such Third Party Claim becomes payable.

                           (vi) To the extent that Strategica recovers on a
Third Party Claim, the amount of such recovery (after deduction of all costs and expenses incurred in connection with such Third Party Claim) shall reduce, dollar-for-dollar, the indemnification obligation otherwise owing by the Company.


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                                      -23-

                  (c) COOPERATION IN DEFENSE. Strategica shall cooperate with the Company in the defense of a Third Party Claim. Subject to the foregoing, (i) Strategica shall not have any obligation to participate in the defense of or to defend any Third Party Claim, and (ii) Strategica's defense of or its participation in the defense of any Third Party Claim shall not in any way diminish or lessen its right to indemnification as provided in this Agreement.

                  (d) PERIODIC PAYMENTS. Any indemnification required in this
Section 6 shall be made by periodic payments during the investigation or defense as and when bills are received or costs, disbursements or expenses incurred.

                  (e) STRATEGICA INDEMNIFIED PARTY. As used in this Section 8.3 "Strategica" shall include any Strategica Indemnified Party.

                                   SECTION 9.
                                  MISCELLANEOUS
                                  -------------

         9.1. EXPENSES. Except as expressly provided herein, each Party shall bear its own costs incurred as a result of this Agreement the transactions contemplated hereby including professional fees and related costs (including fees and costs of accountants, attorneys, benefits specialists, tax advisors and appraisers) incurred by it in connection with the preparation, execution and delivery of this Agreement and consummation and the transactions contemplated hereby or thereby.

         9.2. CONFIDENTIALITY. Subject to the requirements of applicable law and regulations, including obligations of the Company under the securities laws of the United States each Party shall maintain in confidence (a) the provisions of this Agreement, and (b) all information received from another Party or a representative of such Party as a result of any due diligence investigation conducted relative to the execution of this Agreement and shall use such information only in connection with evaluating the transactions contemplated hereby. The obligation of confidentiality and non-use shall not apply to any information which (i) is or becomes generally available to the public through no


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                                      -24-
fault of the receiving party, (ii) is independently developed by the receiving party or (iii) is received in good faith from a third party who is lawfully in possession of such information and has the lawful right to disclose or use it.

         9.3. GOVERNING LAW; JURISDICTION. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Utah applicable to Agreements executed and to be performed solely within such state, exclusive of conflicts of laws principles.

         9.4. NOTICES. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by registered or certified mail, postage prepaid, addressed as follows:

                  (a)      If to Strategica, to:

                           Strategic Management, LLC
                           701 Brickell Avenue
                           Miami, Florida 33131
                           Facsimile: (305) 536-1486
                           Attention: Jack Burstein, CEO

                           With a copy (which shall not constitute notice) to:

                           Kluger, Peretz, Kaplan & Berlin, P.L.
                           1700 Miami Center
                           201 South Biscayne Boulevard
                           Miami, Florida 33131
                           Facsimile:  (305) 379-3428
                           Attention: Dale S. Bergman, Esq.

                  (b)      If to the Company, to:

                           Computerized Thermal Imaging, Inc.
                           1719 West 2800 South, Suite 102
                           Ogden, Utah 84401
                           Facsimile: (801) 776-6440
                           Attention:  BJ Mendenhall


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                                      -25-

                           With a copy (which shall not constitute notice) to:

                           Stoel Rives LLP
                           201 S. Main Street, Suite 1100
                           Salt Lake City, Utah 84111-4904
                           Facsimile: (801) 578-6999
                           Attention:  Brian Lloyd

Or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall, if properly addressed, be deemed to have been given as of the date so delivered, sent by facsimile or three (3) business days after deposit into the U.S. mail.

         9.5. PARTIES IN INTEREST. This Agreement may not be transferred, assigned, pledged or hypothecated by any Party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

         9.6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

         9.7. ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs incurred at trial and on appeal, in addition to any other relief to which it may be entitled.

         9.8. ENTIRE AGREEMENT. This Agreement, including documents referred to herein and in the Exhibits hereto which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

         9.9. AMENDMENTS. This Agreement may not be amended or modified orally, but only by an agreement in writing signed by the Parties.


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                                      -26-

         9.10. SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

         9.11. THIRD PARTY BENEFICIARIES. Each Party hereto intends that his Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the Parties hereto.


         IN WITNESS WHEREOF, the Company and Strategica have caused their names to be hereunto subscribed by its duly authorized signatory, as of the day and year first-above written.

                                    COMPANY:

                                    COMPUTERIZED THERMAL IMAGING, INC.


                                    By: /s/ Richard V. Secord
                                        ---------------------
                                    Name: Richard V. Secord
                                          -----------------
                                    Title:  Chairman and Chief Executive Officer
                                            ------------------------------------


                                    STRATEGICA:

                                    STRATEGICA MANAGEMENT, LLC


                                    By: /s/ Jack D. Burstein
                                        --------------------
                                    Name: Jack D. Burstein
                                          ----------------
                                    Title:  Chairman and President
                                            ----------------------


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                                      -27-

                                              SCHEDULE 2.3
                                   COMPUTERIZED THERMAL IMAGING, INC.
                                  SECURITIES AND CLAIMS ON SECURITIES
                                         AS OF DECEMBER 8, 2004


                                            PREFERRED STOCK
                                            ---------------
Preferred Stock Authorized                                                                   3,000,000
Preferred Stock Issued                                                                               0
                                                                                          -------------
Preferred Stock Available for Issuance                                                       3,000,000
                                                                                          =============


                                              COMMON STOCK
                                              ------------
Common Stock Authorized                                                                    200,000,000
Common Stock Issued and Outstanding                                        114,561,698
Reserve for Claims on Common Stock:
         Employee Option Plan:
                  Currently Exercisable                      3,284,243
                    (328,939 expire 60 days)
                  Planned Issuance at time of Board
                    ratification of this contract              500,000
                  Un-issued                                  6,215,757      10,000,000
         Outstanding Warrants:
                  Expire 02/28/2005                          5,548,070
                  Expire 05/02/2005                            170,000
                  Expire 2007                                  741,026       6,459,096

                                                                                          -------------
Total Common Stock Available for Issuance/Registration                                      68,979,206
                                                                                          =============


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                                                 -28-

                           CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                       COMPUTERIZED THERMAL IMAGING, INC.


         Pursuant to the Nevada General Corporation Law Section 78.1955, the undersigned, being an officer of COMPUTERIZED THERMAL IMAGING, INC., a Nevada corporation (the "COMPANY"), does hereby certify that the following resolution was adopted by the unanimous consent of the Company's board of directors (the "BOARD") authorizing the creation and issuance of 3,000,000 shares of Series A Convertible Preferred Stock:

         RESOLVED, that pursuant to authority expressly granted to and vested in the Board by the Articles of Incorporation, as amended, of the Company, the Board hereby creates 3,000,000 shares of Series A Convertible Preferred Stock of the Company and authorizes the issuance thereof, and hereby fixes the designation thereof, and the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereon (in addition to the designation, preferences and relative, participating and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Articles of Incorporation, as amended, of the Company, which are applicable to the preferred stock, if any) as follows:

         1. DESIGNATION. The series of preferred stock shall be designated and known as "SERIES A CONVERTIBLE PREFERRED STOCK" (the "SERIES A PREFERRED STOCK"). The number of shares constituting the Series A Preferred Stock shall be 3,000,000.

         2. CONVERSION RIGHTS. The Series A Preferred Stock shall be convertible into the common stock, $0.0001 par value, of the Company ("COMMON STOCK") as follows:

                  (a) OPTIONAL CONVERSION. Subject to and upon compliance with the provisions of this Section 2, a holder of any shares of the Series A Preferred Stock (a "HOLDER") shall have the right, at such Holder's option at any time, to convert any of such shares of the Series A Preferred Stock held by the Holder into fully paid and non-assessable shares of the Common Stock at the then Conversion Rate (as defined herein).

                  (b) CONVERSION RATE. Each share of the Series A Preferred Stock is convertible into the number of shares of the Common Stock available as shall be calculated by applying the following formula, as of the date of conversion:

                                  Number of Shares of
                           Series A Preferred Stock Outstanding       x    Q    o/o    Conversion Price
                           ------------------------------------                         then in effect
                                       3,000,000

         Q = The total dollar amount (up to a maximum of $7,000,000) equal to the sum of (a) net capital (excluding transaction costs, which may include, but are not limited to, commissions, placement agent fees, legal, accounting and financial advisory expenses and regulatory expenses) actually received by the Company in equity or debt from investors introduced to the Company by Strategica Management, LLC ("STRATEGICA") and/or directly from Strategica and/or its affiliates pursuant to the terms of a Financial Advisory Agreement dated January 11, 2005 by and between Strategica and the Company, and (b) increased shareholders' equity, as reasonably determined by the Company and its independent accountants in accordance with generally accepted U. S. accounting principles, consistent with the Company's historical practices, resulting from a stock acquisition, asset acquisition, merger or other business combination with an entity introduced to the Company by Strategica (collectively, the "CAPITAL AMOUNT").

         Conversion Price = $.075, subject to adjustment as set forth in Section 2(d) hereof.

                  (c) MECHANICS OF CONVERSION. The Holder may exercise the conversion right specified in Section 2(a) by giving written notice to the Company at any time that the Holder elects to convert a stated number of shares of Series A Preferred Stock, and by surrendering the certificate or certificates representing the Series A Preferred Stock to be converted, duly endorsed to the


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                                      -29-

Company or in blank, to the Company at its principal office (or at such other office as the Company may designate by written notice, postage prepaid, to the Holder) at any time during its usual business hours, together with a statement of the name or names (with addresses) of the person or persons in whose name the certificate or certificates for Common Stock shall be issued. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (d) CONVERSION RATE ADJUSTMENTS. The Conversion Price shall be subject to adjustment from time to time as follows:

                           (i) CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE.
In case of any consolidation or merger of the Company with or into another corporation, or in case of any sale, lease or conveyance to another corporation of all or substantially all the assets of the Company, each share of the Series A Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of common stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of the Series A Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder of the shares of the Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock of other securities or property thereafter deliverable on the conversion of the shares of the Series A Preferred Stock.

                           (ii) STOCK DIVIDENDS, SUBDIVISIONS, RECLASSIFICATION,
OR COMBINATIONS. If the Company shall (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (C) combine or reclassify the outstanding Common Stock into a smaller number of shares; the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination, or reclassification shall be proportionately adjusted so that the Holder of any shares of the Series A Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock that he would have owned or been entitled to receive had such Series A Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.

                           (iii) ISSUANCES OF SECURITIES. If at any time the
Company shall (A) sell or otherwise issue shares of the Common Stock at a purchase price per share less than the Conversion Price in effect immediately prior to such issuance, or (B) sell or otherwise issue the Company's securities which are convertible into or exercisable for shares of the Company's Common Stock at a conversion or exercise price per share less than the Conversion Price in effect immediately prior to such issuance, then immediately upon such issuance or sale, the Conversion Price shall be adjusted to a price equal to the purchase price of the shares of Common Stock or the conversion or exercise price per share of the Company's securities sold or issued.

                           (iv) EXCLUDED TRANSACTIONS. No adjustment to the
Conversion Price shall be required under this Section 2(d) in the event of the issuance of shares of Common Stock by the Company upon the conversion or exercise of or pursuant to any outstanding stock options or stock option plan now existing or hereafter approved by the Holders, which stock options have an exercise or conversion price per share of less than the Conversion Price.

                  (e) APPROVALS. If any shares of the Common Stock to be reserved for the purpose of conversion of shares of the Series A Preferred Stock require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon conversion, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as any Common Stock into which the shares of the Series A Preferred Stock are then convertible is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion

                  (f) VALID ISSUANCE. The Company shall use its good faith efforts to have available and to take such actions as may be reasonably necessary to cause to be available, a sufficient number of authorized but unissued shares of Common Stock as may be necessary to effect the conversion of the Series A Preferred Stock. All shares of Common Stock that may be issued upon conversion of shares of the Series A Preferred Stock will, upon issuance, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Company shall take no action that will cause a contrary result.


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                                      -30-

         3. LIQUIDATION.

                  (a) LIQUIDATION PREFERENCE. In the event of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the Holders of the Series A Preferred Stock shall be entitled to receive, prior and before any distribution of assets shall be made to the holders of any Common Stock, an amount equal to $.075 per share of Series A Preferred Stock held by such Holder and no more.

                  (b) RATABLE DISTRIBUTION. If upon any liquidation, dissolution or winding up of the Company, the net assets of the Company to be distributed among the Holders shall be insufficient to permit payment in full to the Holders of such Series A Preferred Stock, then all remaining net assets of the Company after the provision for the payment of the Company's debts shall be distributed ratably in proportion to the full amounts to which they would otherwise be entitled to receive among the Holders.

         4. VOTING RIGHTS. Each share of Series A Preferred Stock shall be entitled to one hundred (100) votes. Further, so long as any shares of the Series A Preferred Stock remain outstanding, the Company shall not, without first obtaining the approval of the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock (i) alter or change the rights, preferences or privileges of the Series A Preferred Stock as outlined herein, or (ii) create any new class of series of capital stock senior to Series A Preferred Stock ("SENIOR SECURITIES"), or (iii) alter or change the rights, preferences or privileges of any Senior Securities so as to adversely affect the Series A Preferred Stock.

         5. DIVIDENDS. The Holders of the Series A Preferred Stock shall not be entitled to receive dividends.

         6. REDEMPTION. For a period commencing upon the fifth anniversary of the original issue date of the Series A Preferred Stock and ending ninety (90) days thereafter, the Company may, at its option, upon not less than thirty (30) days' written notice given to the Holders of the Series A Preferred Stock, redeem all of the Series A Preferred Stock then outstanding at a redemption price of $.075 per share, provided that such redemption right shall only be exercisable if the Capital Amount raised prior to the fifth anniversary of the original issued date of the Series A Preferred Stock is less than $3,500,000.00.

         7. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of the Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Company's Articles of Incorporation, as amended.

         8. HEADINGS OF SUBDIVISIONS. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         9. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Series A Preferred Stock set forth in this certificate of designation ("CERTIFICATE") (as such Certificate may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

         10. STATUS OF REACQUIRED SHARES. No shares of the Series A Preferred Stock which have been issued and reacquired in any manner or converted into Common Stock may be reissued, and all such shares shall be returned to the status of undesignated shares of preferred stock of the Company.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to this 11 day of January, 2005.

                                     COMPUTERIZED THERMAL IMAGING, INC.,
                                     a Nevada corporation


                                     By:  /s/ Richard V. Secord
                                          ---------------------
                                     Name: Richard V. Secord
                                           -----------------
                                     Title:  Chairman & Chief Executive Officer
                                             ----------------------------------


CTI/Strategica Preferred Stock Agreement                               1/17/2005

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